Exhibit 99.1

Mobiquity Networks Expands Mall Network Through Partnership With Rouse Properties

Exclusive Agreement with leading mall owner adds 35 premier retail properties to Mobiquity Networks’ nationwide mobile platform reach

GARDEN CITY, N.Y., December 03, 2015 --Mobiquity Networks, a wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB:  MOBQ), which powers a leading national location-based mobile advertising and app engagement network, has partnered with Rouse Properties, Inc. (“Rouse) (NYSE: RSE), a national owner and operator of enclosed regional malls and retail centers, to be the exclusive provider of beacon-based advertising services at all of Rouse’s properties nationwide.

The partnership represents another significant expansion of Mobiquity Networks’ extensive national footprint, and further establishes the company’s position as the definitive leader in mall-based retail beacon networks. According to Mobiquity Networks’ Chairman, Thomas M. Arnost, “Adding Rouse’s portfolio to our rapidly growing network is another critical milestone in our quest to create the premier national mall network. Rouse’s properties serve expansive trade areas with limited enclosed mall competition and tend to function as the downtowns of their communities. Serving as its exclusive partner for beacon-based advertising adds tremendous scale to our already significant national retail footprint.”

Mobiquity Networks’ ecosystem enables retailers, brands and shoppers to stay connected through customized offers, tailored information and personalized, real-time mobile experiences. The company’s beacon technology utilizes valuable location-based data from common areas in-mall and provides advertisers with the opportunity to deliver targeted advertising to mall shoppers at precisely the right place and time -- just as they are deciding which retailers to visit and what brands to buy.

Mobiquity Networks owns and operates the largest shopping mall-based beacon advertising network in the U.S. With the partnership agreement with Rouse, Mobiquity Networks’ footprint now extends to more than 355 of the nation’s top properties with a potential audience of nearly 275 million monthly real-time shopping visits that represent annual retail spending of almost $345 billion.

Rouse is among the largest mall owners in the country, with a geographically diversified portfolio that spans the United States from coast to coast, encompassing 21 states and over 25 million square feet of retail space.

“We are pleased to partner with Mobiquity Networks to offer this technology to our customers and retailers,” said Missy Heanue, Vice President of Marketing for Rouse Properties. “We are committed to enhancing the shopping and social experience at all of our properties across the country, and this technology provides our leading national and local retailers with the ability to build a personal relationship with customers by delivering customized and targeted information to their mobile device.”

Mobiquity Networks has built a first-of-its-kind ability to deliver national scale for beacon-based consumer engagement, which is essential for mall retail tenants and the brands in their stores to run large-scale mobile campaigns. In addition, Mobiquity Networks has a rapidly growing pipeline of mobile app publishing partners and is known for its commitment to protecting the in-mall shopper experience.

A recent Mozu study demonstrated that consumers are seeking location-based engagement. Consumer responses indicated that receiving location-based personalized discounts, product recommendations and rewards when near or entering a store is at the top of their list of mobile shopping capabilities they would like to see.

About Mobiquity Technologies

Mobiquity Technologies, Inc. (OTCQB: MOBQ) (“Mobiquity”), parent company of Mobiquity Networks, operates a national location-based mobile advertising network that has developed a consumer-focused proximity network which we believe is unlike any other in the United States. Mobiquity’s integrated suite of leading-edge location based mobile advertising technologies allows our clients to execute more personalized and contextually relevant experiences, driving brand awareness and incremental revenue. Mobiquity Technologies will continue to attempt to expand its location-based mobile advertising solutions to create “smart malls” in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology. Please visit the Company’s corporate websites at: www.mobiquitytechnologies.com and www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact:

For media inquiries:

Mobiquity Technologies

Jim Meckley, CMO

(516) 256-7766 x222

jim@mobiquitynetworks.com